AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 21st day of January, 2011, by and between (i) LIGHTYEAR NETWORK SOLUTIONS, INC. (“LNS”) and (ii) RONALD L. CARMICLE (“Carmicle”).

RECITALS

WHEREAS, LNS desires to obtain a loan in the principal amount of $2,000,000 (the “Loan”) from First Savings Bank, F.S.B. (the “Bank”);

WHEREAS, the Bank agreed to the Loan on the condition that it receive, among other things, a guaranty of up to $750,000 of LNS’s obligations under the Loan from Carmicle;

WHEREAS, Carmicle agreed to execute a guaranty in favor of the Bank pursuant to the terms of that certain Absolute Continuing Guaranty Agreement dated January 21, 2011 (the “Guaranty Agreement”), in exchange for the payments set forth below; and

WHEREAS, LNS agreed to make the payments to Carmicle in order to secure the Loan pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1.           Guaranty.  On the closing date of the Loan (the “Closing Date”), Carmicle shall execute and deliver the Guaranty Agreement to the Bank.

2.           Consideration; Payments.

(a).           In consideration of Carmicle’s execution and delivery of the Guaranty Agreement and upon the payment schedule set forth in Section 2(b) hereof, LNS will pay Carmicle:

(i)           an initial payment of Sixty Thousand and No/100 Dollars ($60,000); and,

(ii)           subsequent payments of Sixty Thousand and No/100 Dollars ($60,000) for each anniversary date of this Agreement on which LNS has outstanding Obligations (as defined in the Guaranty Agreement); provided, however, that if the maturity date of the Loan falls on an anniversary date of this Agreement, and all of LNS’ Obligations are satisfied on that date, then no additional payment will be due for that period.

(b).           LNS will pay Carmicle amounts due under this Agreement in monthly installments of Five Thousand and No/100 Dollars ($5,000) beginning on February 1, 2011 and continuing until such time as all amounts due to Carmicle hereunder are paid in full.

3.           Miscellaneous.

(a).           Income Tax Consequences.  LNS and Carmicle acknowledge and agree that each is solely responsible for the income tax consequences these transactions have on such individual’s tax liability and reporting the transactions for federal, state and local taxing authorities.

(b).           Termination.  This Agreement shall terminate immediately upon LNS’ final payment of all amounts due to Carmicle hereunder.

(c).           Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Kentucky, without reference to conflicts of law principles.

(d).           Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

(e).           Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(f).           Assignment/Binding Effect.  Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

(g).           Severability.  In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

(h).           Counterparts; Facsimile Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

(i).           Sections and Section Headings.  The headings of sections and subsections are for reference only and shall not limit or control the meaning or interpretation of this Agreement.

[SPACE INTENTIONALLY BLANK; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

/S/ Ronald L. Carmicle
RONALD L. CARMICLE

(“Carmicle”)

LIGHTYEAR NETWORK SOLUTIONS, INC.

/S/ J. Sherman Henderson, III
J. Sherman Henderson, III, CEO

(“LNS”)

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